                                                                    Exhibit 10.2
                                 RESTATED REVOLVING
                               CREDIT LOAN AGREEMENT
                               ---------------------

     THIS RESTATED REVOLVING CREDIT LOAN AGREEMENT, dated as of June 30, 1995, is between T/SF COMMUNICATIONS CORPORATION, a Delaware corporation (referred to as the "Borrower") and BANCFIRST, a state banking association (the "Bank").

     W I T N E S S E T H:

     WHEREAS, the Bank is willing to restate and extend its existing revolving line of credit to the Borrower in the maximum amount of $2,000,000 as presently evidenced by that certain Revolving Credit Loan Agreement dated as of June 30, 1994 (the "Prior Agreement"), subject to the terms, conditions, uses and provisions hereinafter set forth, all of which are material to the Bank and without which the Bank would not be willing to extend such credit.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

                                 ARTICLE I
                                 ---------

                           CERTAIN DEFINITIONS
                           -------------------

     When used herein, the following terms shall have the following meanings:

     1.1 "Applicable Prime Rate" shall mean the annual rate of interest
         -----------------------
announced by Chase Manhattan Bank, National Association, New York, New York ("Chase") from time to time as its prime or base rate, which rate shall be the rate used by Chase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should Chase cease to announce a prime or base rate or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate identity, then the Applicable Prime Rate shall be the Prime Rate published by the Wall Street
                                                               -----------
Journal in its "Money Rates" column or a similar rate if such rate ceases to be
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published.  Any changes in the Applicable Prime Rate shall be effective as of the date of the change.

     1.2 "Business Day" shall mean a day other than a Saturday, Sunday or a day
         --------------
upon which banks in the State of Oklahoma are closed to business generally.

     1.3 "Cash Equivalents" shall mean:  (a) securities with maturities of
         ------------------
ninety-one (91) days or less from the issue date, which are issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers acceptances with maturities of ninety (90) days or less; (c) commercial paper with a maturity of ninety (90) days or less, of a domestic issuer and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Services, Inc. and (d) auction rate preferred stock with rate reset dates of sixty (60) days or less of a domestic issuer and with a rating of "aaa" from Moody's Investors Services, Inc. or AAA from Standard & Poor's Corporation.

     1.4 "Closing Date" shall mean June 30, 1995.
         --------------

     1.5 "Commitment" shall mean the Revolving Credit Commitment.
         ------------

     1.6 "Consolidated Fixed Charges" shall mean for any period, the sum of all
         ----------------------------
of the following (determined with reference to Borrower's Consolidated Net Income for such period):

         (a) All amounts recorded in respect of interest charges and expense for such period (whether paid or accrued or a cash or non-cash expense and including the interest component of all capital leases), and

         (b) All amounts recorded in respect of rental expense (whether paid or accrued or a cash or non-cash expense, but excluding amounts in respect of capital leases).

     1.7 "Consolidated Net Income" for any period means the consolidated net
         -------------------------
income (or net loss) of the Borrower for such period including an amount equal to 60% of the actual amount of monthly cash payments received by the Borrower during the applicable period pursuant to the Covenant for Continued Payments described in that certain Amendment and Termination Agreement between Tulsa Tribune Company ("Tribune"), World Publishing Company ("World") and Newspaper Printing Corporation ("NPC") dated as of July 31, 1992, but not including any earnings of any person acquired by the Borrower or any subsidiary thereof through purchase, merger or consolidation or otherwise for any period prior to the time of acquisition, or any deferred credit representing the excess of equity in any subsidiary at the date of acquisition over the cost of the investment in such subsidiary and, other than the monthly cash payments described above and received and accounted for as described in the Tribune Amendment (and the resulting September 30, 1992 termination of the Joint Operating Agreement among Tribune, World and NPC dated June 28, 1941, as amended (the "JOA")) the gain from such termination of the JOA and related transactions shall not be included in the definition of "Consolidated Net Income" or the
      ---
definition of "Consolidated Operating Income" defined in Section 1.8 hereof below; all determined in accordance with generally accepted accounting principles.

     1.8 "Consolidated Operating Income" for any period means the sum of (i)
         -------------------------------
Consolidated Net Income for such period, plus (to the extent deducted in determining such Consolidated Net Income) (ii) all provisions for income or profits taxes made for such period, plus (iii) all provisions for depreciation, depletion, amortization expense (including amortization of assets recorded under capital leases) and other non-cash charges made for such period, plus (iv) all Fixed Charges recorded for such period.

     1.9 "Current Ratio" shall mean the ratio of Borrower's consolidated Current
         ---------------
Assets to the aggregate amount of Borrower's consolidated Current Liabilities, as each term is computed and consolidated in accordance with GAAP.

     1.10  "Default Rate" shall mean the Applicable Prime Rate plus six and one-
           --------------
half percentage points (6-1/2%).

     1.11  "ERISA" shall mean the Federal Employee Retirement Income Security
           -------
Act of 1974, as amended, together with all regulations and rulings promulgated with respect thereto.

     1.12  "Event of Default" shall mean any of the events specified in Section
           ------------------
6.1 of this Agreement, and "Default" shall mean any event, which together with
                            -------
any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.13  "GAAP" shall mean generally accepted accounting principles applied in
           ------
all material respects in general conformance with those applied in the preceding period, unless the Borrower's outside accountants determine that there should be a different application or required changes or changes based upon relevant accepted Financial Accounting Standards. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP and further provided that references to the Borrower's consolidated financial statements or consolidated financial condition, results of operations or compliance with the financial covenants hereof shall be deemed to include Borrower and all of its corporate subsidiaries.

         1.14  "Indebtedness" shall mean and include any and all: (i)
               --------------
indebtedness, obligations and liabilities of the Borrower to the Bank incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Note and all lawful interest, loan closing fees, service fees, facility fees, commitment fees, fees in lieu of balances and other similar charges, and all reasonable costs and expenses incurred in connection with the negotiation, preparation, closing, filing and recording of the Loan Documents, including attorneys fees and legal expenses;
(ii) all reasonable costs and expenses paid or incurred by the Bank, including attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Bank in curing any Event of Default or Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Note together with interest on all sums so expended by the Bank accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

     1.15  "Laws" shall mean all statutes, laws, ordinances, regulations,
           ------
orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

     1.16  "Lien" shall mean any mortgage, pledge, security interest,
           ------
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

     1.17  "Loan Documents" shall mean this Agreement, the Note and all other
           ----------------
documents, instruments and certificates executed and delivered to the Bank by the Borrower pursuant to the terms of this Agreement.

     1.18  "Net Worth" shall mean, on any date as of which the amount thereof is
           -----------
to be determined, the total stockholders' equity of the Borrower (calculated in accordance with GAAP) and less any shares of capital stock subject to redemption or repurchase prior to the stated maturity date of the Note (to the extent included in such computation) on a consolidated basis in accordance with GAAP.

     1.19  "Note" shall mean the Revolving Credit Note and any extensions,
           ------
renewals, replacements, modifications, substitutions, rearrangements or changes in form thereof.

     1.20  "Person" shall mean and include an individual, a partnership, a joint
           --------
venture, a corporation, a trust, an unincorporated organization, or a government or any department, agency or political subdivision thereof.

     1.21  "Revolving Credit Commitment" shall mean the agreement of the Bank to
           -----------------------------
make Revolving Credit Loans under Article II of this Agreement, and pursuant to the terms and conditions hereof, from the Closing Date until June 30, 1996, or such later date as the Bank may extend the commitment by an extension in writing, unless earlier terminated pursuant to the terms hereof.

     1.22  "Taxes" shall mean all taxes, assessments, fees, or other charges or
           -------
levies from time to time or at any time imposed by any Laws or by any Tribunal.

     1.23  "Tribunal" shall mean any municipal, state, commonwealth, Federal,
           ----------
foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.


                                 ARTICLE II
                                 ----------

                           REVOLVING CREDIT LOAN
                           ---------------------

     2.1 Revolving Credit Loans.  The Bank agrees, upon the terms and subject to
         ----------------------
the conditions hereinafter set forth, to make loans ("Revolving Credit Loans") to the Borrower from the Closing Date until June 30, 1996, or until such later date as the Bank shall have extended its Revolving Credit Commitment in writing unless its Commitment shall be sooner terminated pursuant to the provisions of this Agreement, in such amounts as may from time to time be requested by the Borrower so long as the aggregate principal amount of all Revolving Credit Loans outstanding and unpaid at any time under the Revolving Credit Note does not exceed $2,000,000.

     2.2 Revolving Credit Note/Commitment Fee.  On the Closing Date, the
         ------------------------------------
Borrower shall execute and deliver to the order of the Bank the Borrower's revolving credit note in the principal amount of $2,000,000, the form of which is annexed hereto as Exhibit "A" and hereby made a part hereof (hereinafter
                     -----------
referred to as "Revolving Credit Note"). From the Closing Date until the Revolving Credit Commitment is terminated, the Borrower shall pay to the Bank, as a commitment fee for its Revolving Credit Commitment, an amount equal to one-fourth of one percentage point (0.25%) per annum of the amount by which $2,000,000 exceeds the outstanding unpaid principal balance of the Revolving Credit Note from time to time computed daily on the basis of calendar year of 360 days but assessed for the actual number of days elapsed during each accrual period. Such fee shall be payable quarterly as the same accrues on the fifteenth (15th) day of each full or partial calendar quarter annual period, commencing October 15, 1995 (for the calendar quarter ending September 30,
1995), and at the maturity of the Revolving Credit Note, whether by acceleration or otherwise. In accordance with the provisions of the Prior Agreement the commitment fee specified therein for the calendar quarter ending June 30, 1995, is payable on July 15, 1995.

     2.3 Revolving Credit Advances, Payments and Voluntary Prepayment.  Each
         ------------------------------------------------------------
Revolving Credit Loan requested by the Borrower from the Bank shall (i) be requested in writing or by telephone no later than 12:00 o'clock Noon (applicable current time in Tulsa, Oklahoma) on the date upon which the advance is to be made; (ii) be in the amount of $10,000 or an integral multiple thereof (unless the amount then available to borrow is less than $10,000, in which event an advance may be made in the amount available); (iii) not cause the aggregate outstanding and unpaid principal amount of the Revolving Credit Note to exceed $2,000,000; and (iv) be advanced by the Bank on the applicable date, provided the request is timely made in accordance with Section 2.3(i) hereof and all other conditions of funding are met. In consideration of Bank permitting telephonic requests for advances, Borrower states that it fully understands the risk attendant thereto, agrees to accept all such risk and hold Bank harmless from any loss which the Borrower may incur by reason of an advance being made in response to a telephonic request whether such is caused by mistake or negligence of the Bank or otherwise, unless it is judicially established that such loss was due to the gross negligence and wanton disregard of the Bank. Borrower will designate in writing to the Bank the names of representatives of Borrower authorized to make telephone loan advance requests from time to time hereunder. All advances made by the Bank shall, for mutual convenience, be deposited to the Borrower's general deposit account with the Bank, and the Bank shall have no responsibility to monitor the distribution of such advances in any other respect. The Borrower may from time to time make prepayments of principal without premium or penalty. The Borrower may reborrow subject to the limitations and conditions for Revolving Credit Loans contained herein. Any payments or prepayments on the Revolving Credit Note received by the Bank after 12:00 o'clock Noon (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Revolving Credit Note not previously paid hereunder shall be due and payable at maturity thereof, unless such maturity shall be extended by the Bank in writing or accelerated pursuant to the terms hereof.


                                 ARTICLE III
                                 -----------

                        CONDITIONS PRECEDENT TO LOANS
                        -----------------------------

     3.1 Conditions Precedent to Initial Revolving Credit Loan.  The obligation
         -----------------------------------------------------
of the Bank to make the Revolving Credit Loan is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

         (a) No Default.  There shall exist no Event of Default or Default on
             ----------
     the Closing Date.

         (b) Representations and Warranties.  The representations, warranties
             ------------------------------
     and covenants set forth in Article V shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

         (c) Borrower's Certificate.  The Borrower shall have delivered to the
             ----------------------
     Bank a Certificate, dated as of the Closing Date, and signed by the Chairman/Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary of the Borrower certifying (i) to the matters covered by the conditions specified in subsections (a) and (b) of this Section 3.1, (ii) that the Borrower has performed and complied with all agreements and conditions required to be performed or complied with by it prior to or on the Closing Date, (iii) to the name and signature of each officer of the Borrower authorized to execute and deliver the Loan Documents and any other documents, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.

         (d) Proceedings.  On or before the Closing Date, all corporate
             -----------
     proceedings of the Borrower shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies, in form and substance satisfactory to the Bank and its counsel, of the Articles or Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Board of Directors of the Borrower, as adopted, authorizing the execution and delivery of the Loan Documents pertaining thereto, the borrowings under this Agreement.

         (e) Note.  The Borrower shall have delivered the Note to the order of
             ----
     the Bank, appropriately executed.

         (f) Other Information.  The Bank shall have received such other
             -----------------
     information, documents and assurances as shall be reasonably requested by the Bank.

     3.2 Conditions Precedent to All Additional Revolving Credit Loans.  The
         -------------------------------------------------------------
Bank shall not be obligated to make any Revolving Credit Loan (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; or (ii) if any of the representations, warranties and covenants contained in Article V of this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date. Each request by the Borrower for an additional Revolving Credit Loan shall constitute a representation by the Borrower that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in Article V of this Agreement are true and correct on and as of the date of each such request.

                                 ARTICLE IV
                                 ----------

                                 COVENANTS
                                 ---------

     The Borrower covenants and agrees with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Agreement, unless the Bank shall otherwise consent in writing:

     4.1 Payment of Taxes and Claims.  The Borrower will pay and discharge or
         ---------------------------
cause to be paid and discharged all Taxes imposed upon the income or profits of the Borrower or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrower before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that the
                                                     -------- -------
Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate book reserves shall be established with respect thereto in accordance with GAAP, and the Borrower shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

     4.2 Maintenance of Corporate Existence.  The Borrower will do or cause to
         ----------------------------------
be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and will continue to conduct and operate its business substantially as being conducted and operated presently subject to changes in the ordinary course and appropriate changes advantageous to the business interests of Borrower. The Borrower will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by such Borrower requires such qualification and where the failure to do so would result in a material adverse effect on Borrower or its financial condition.

     4.3 Preservation of Property.  The Borrower will at all times maintain,
         ------------------------
preserve and protect all franchises and trade names and keep all the remainder of its properties which are used or useful in the conduct of its respective businesses whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereunder.

     4.4 Insurance.  The Borrower will keep or cause to be kept adequately
         ---------
insured by financially sound and reputable insurers its plant, equipment, motor vehicles, and all other property of a character usually insured by businesses engaged in the same or similar businesses. Upon demand by the Bank any insurance policies covering Borrower's equipment and/or inventory, if any, shall be endorsed to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty (30) days prior notice to the Bank, and to provide for any other matters which the Bank may reasonably require; and such insurance shall be against fire, casualty and any other hazards normally insured against and shall be in the amount of the substantial full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. The Borrower shall at all times maintain adequate insurance against damage to persons or property, which insurance shall be by financially sound and reputable insurers and shall, without limitation, provide the following coverages: comprehensive general liability (including, without limitation, coverage, where applicable, damage caused by explosion, broad form property damage coverage, broad form coverage for contractually independent contractors), worker's compensation, products liability and automobile liability.

     4.5 Compliance with Applicable Laws.  The Borrower will comply with the
         -------------------------------
requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, where non-compliance therewith or failure to obtain would have a material adverse effect on Borrower or its financial condition.

     4.6 Financial Statements and Reports.
         --------------------------------

         (a) Quarterly Operating Statements.  The Borrower shall maintain a
             ------------------------------
     standard system of accounting and shall furnish to the Bank as soon as practicable after the end of each of the first three quarters of each fiscal year, commencing with the quarter ending June 30, 1995, and in any event within forty-five (45) days after the end of each said fiscal quarter, consolidated and consolidating operating statements for the Borrower which shall be certified on behalf of the Borrower by the President or chief financial officer of the Borrower, to have been prepared in accordance with GAAP and to fairly present the consolidated and consolidating financial condition of the Borrower for such period, and shall include at least a consolidated and consolidating balance sheet as at the end of such period, and a consolidated and consolidating statement of income, all in reasonable detail.

         (b) Annual Financial Statements.  As soon as practicable after the end
             ---------------------------
     of each fiscal year of the Borrower and in any event within one-hundred twenty (120) days thereafter, the Borrower shall furnish to the Bank the following consolidated and consolidating financial statements, together with an audit report on such consolidated financial statements (such consolidating statements to be certified by the Chief Financial Officer of Borrower) and an unqualified opinion, prepared in accordance with GAAP of reputable independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank:

                  (i) A consolidated and consolidating balance sheet of the Borrower at the end of such year,

                  (ii) A consolidated and consolidating statement of income of the Borrower for such year, and

                  (iii) A consolidated and consolidating statement of cash flows of the Borrower for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, if applicable, all in reasonable detail. The report of the independent certified public accountants shall contain a certification that in the course of the audit necessary for the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default as defined herein, or, if any Event of Default or Default existed or exists, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable to the Bank by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         (c) Annual Covenant Certificate.  Concurrently with the furnishing of
             ---------------------------
     the financial statements pursuant to 4.6(b), there shall be furnished to Bank a separate certificate signed by the chief financial officer of Borrower stating that: (a) the financial statements were prepared in conformity with GAAP, and (b) no Event of Default or an event which with the passage of time or notice, or both, could become an Event of Default has occurred, and is continuing, and status of any such event(s) if existing. Such certificate shall not be qualified or limited because of restricted or limited examination of any material portion of Borrower's records by the party preparing such annual statements. All certificates of Borrower submitted pursuant to this Agreement in connection with compliance with certain financial or other covenants herein contained, shall fully demonstrate the method of calculations therein contained.

         (d) Special Auditing Reports.  Promptly upon receipt thereof, the
             ------------------------
     Borrower shall deliver to the Bank a copy of each report submitted to the Borrower, by independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrower, including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

         (e) Periodic Reports.  Promptly upon their becoming available, copies
             ----------------
     of all financial statements, reports, notices of proxy statements sent by the Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by the Borrower with any securities exchange, the Securities and Exchange Commission or any similar state or federal governmental authority.

     4.7 Notice of Default.  Immediately upon the happening of any condition or
         -----------------
event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrower will give the Bank a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

     4.8 Notice of Litigation.  Immediately upon becoming aware of the existence
         --------------------
of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of the Borrower to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of the Borrower, or
(iii) result in monetary damages in excess of $50,000, the Borrower will give the Bank a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

     4.9 Inspection.  The Borrower will keep complete and accurate books and
         ----------
records with respect to its properties, businesses and operations and will permit employees and representatives of the Bank to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrower in Tulsa, Oklahoma.

     4.10  Consolidated Net Worth.  The Borrower will not permit its
           ----------------------
consolidated Net Worth to be less than $24,000,000 at any time.

     4.11  Debt to Net Worth.  The Borrower will not at any time permit the
           -----------------
ratio of its total liabilities, determined in accordance with GAAP, to its consolidated Net Worth to exceed 1.3 to 1.0.

     4.12  Consolidated Current Ratio.  The Borrower will not at any time permit
           --------------------------
the ratio of (a) Borrower's consolidated Current Assets to (b) consolidated Current Liabilities to be less than 1.0 to 1.0.

     4.13  Consolidated Cash.  Borrower will at all times maintain consolidated
           -----------------
cash plus consolidated Cash Equivalents of at least $500,000.

     4.14  Consolidated Fixed Charges Coverage.  Borrower will not permit its
           -----------------------------------
Consolidated Fixed Charges for any period of twelve (12) consecutive calendar months to exceed 66-2/3% of its Consolidated Operating Income for such period.

     4.15  Limitation on Other Indebtedness.  Neither the Borrower nor any of
           --------------------------------
its subsidiaries will create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, with or to any Person, including without limitation, any financial institution with which Borrower or any of its subsidiaries (including Transportation Information Services, Inc.) ("TISI") has a lockbox or similar depository account arrangement except only (i) indebtedness of Borrower, TISI or Tulsa Tribune Company ("Tribune") to the Bank, (ii) indebtedness evidenced by seller generated purchase money or other non-financial institution borrowed funds and/or capital leases not in excess of $500,000 and (iii) existing indebtedness as more particularly described on Schedule 1 annexed hereto.

     4.16  Prohibition on Liens.  Neither the Borrower nor any direct or
           --------------------
indirect subsidiary thereof will create or suffer to exist any Lien upon any of its assets or properties, including without limitation, accounts, contract rights, inventory, general intangibles, equipment, instruments or documents of title, or proceeds and products thereof (whether cash or otherwise) except for
(i) Liens in favor of the Bank, (ii) Liens incidental to the conduct of the business or ownership of property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (including those arising under contracts with federal, state or local governmental entities or agencies thereof and pledges as deposits for the purpose of securing a stay or discharge of legal proceedings not exceeding $500,000 in the aggregate) and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, (iii) existing capital leases of Galaxy Registration, Inc. not in excess of $250,000 in the aggregate and (iv) existing liens/stock pledges as more particularly described on Schedule 2 annexed hereto.

     4.17  Contingent Liabilities; Advances.  Other than inter-company
           --------------------------------
advances/loans in the ordinary course of Borrower's business operations to or with any of its direct or indirect subsidiaries (including TISI), the Borrower will not either directly or indirectly, without the prior written consent of the

Bank, (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     4.18  Disposition or Sale of Assets.  The Borrower will not sell, lease,
           -----------------------------
transfer or otherwise dispose of all or substantially all of its assets. Borrower will not assign or discount with or without recourse, any shares of stock of T/SF Investments Co., accounts receivable, notes receivable or contract rights or sell, lease, transfer, scrap or otherwise dispose of any of its properties or assets, whether for replacement or not, except (i) assets sold or disposed of in the ordinary course of business and for a full and fair consideration, unless such sale, disposition or abandonment has no material adverse effect on Borrower or its financial condition, and (ii) fixed assets sold to an affiliate of Borrower, which assets will be leased by such entity to the Borrower.

     4.19  Merger, Consolidation.  The Borrower will not merge or consolidate
           ---------------------
with or into any other Person; or permit TISI, Tribune or any other subsidiary to consolidate with or merge into the Borrower; or adopt or effect or permit TISI, Tribune or any other subsidiary to adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution.


                                 ARTICLE V
                                 ---------

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

     To induce the Bank to enter into this Agreement and to make the Revolving Credit Loans to the Borrower under the provisions hereof, and in consideration thereof, the Borrower represents, warrants and covenants as follows:

     5.1 Organization and Qualification.  The Borrower is duly organized,
         ------------------------------
validly existing, and in good standing under the Laws of its jurisdiction of incorporation, and is duly licensed and in good standing as a foreign corporation in each jurisdiction in which the nature of the business transacted or the property owned thereof is such as to require licensing or qualification as such.

     5.2 Litigation.  There is no action, suit, investigation or proceeding
         ----------
threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would result in a liability of greater than $500,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of the Borrower except as described on Exhibit B annexed hereto. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

     5.3 Financial Statements.  The Borrower's most recent audited financial
         --------------------
statements and unaudited quarterly financial statements which have been furnished to the Bank have been prepared in conformity with GAAP, show all material liabilities, direct and contingent, and fairly present the financial condition of the Borrower as of the date of such statements and the results of its operations for the period then ended, and since the date of such statements there has been no material adverse change in the business, financial condition or operations of the Borrower.

     5.4 Corporate Authorization.  The Board of Directors of the Borrower has
         -----------------------
duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Bank, is required as a prerequisite to the binding effect, validity and enforceability of the Loan Documents.

     5.5 Possession of Franchises, Licenses.  The Borrower possesses all
         ----------------------------------
franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its respective properties and assets, and the Borrower is not in violation of any thereof in any material respect.

     5.6 Leases.  The Borrower enjoys peaceful and undisturbed possession of all
         ------
leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

     5.7 Taxes.  The Borrower has filed all Federal, state and other income tax
         -----
returns which are required to be filed and has paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due. Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, such Tax liabilities are adequately provided for on the books of the Borrower, including interest and penalties, and such Tax, charge or claim is paid before any property subject thereto shall become subject to execution. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid except as shown on Exhibit B annexed hereto.

     5.8 Disclosure.  Neither this Agreement nor any other Loan Document or
         ----------
writing furnished to the Bank by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower and not reflected in the financial statements provided to the Bank which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of the Borrower which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Bank by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

     5.9 ERISA.  Each plan subject to Title IV of ERISA and maintained for
         -----
employees of the Borrower, established or maintained by the Borrower is in material compliance with the applicable provisions of ERISA, and the Borrower has filed all reports required by ERISA and the Internal Revenue Code of 1986, as amended, to be filed with respect to each plan.

     5.10  Environmental Laws.  No hazardous or toxic substances have been
           ------------------
stored, treated, recycled or disposed of on property owned or leased by the Borrower, no litigation or threatened litigation has been incurred regarding the presence, disposal, release or threatened release of such substances on property owned or leased by the Borrower and the Borrower has not received any notification from any governmental authority with respect to any violation of any environmental laws.

     5.11  Subsidiaries.  TISI and Tribune are wholly owned subsidiaries of T/SF
           ------------
Investment Co., a Delaware corporation. T/SF Investment Co. is a wholly owned subsidiary of the Borrower. All corporate subsidiaries of Borrower and T/SF Investment Co. are listed on Schedule 3 annexed hereto.

                                 ARTICLE VI
                                 ----------

                             EVENTS OF DEFAULT
                             -----------------

     6.1 Events of Default.  The following events shall constitute events of
         -----------------
default (herein called "Events of Default"), whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise:

         (a) The Borrower shall fail to make any payment or mandatory prepayment of principal or interest upon the Note, or fail to pay any other Indebtedness within five (5) days after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

         (b) Any representation or warranty of the Borrower made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made; or

         (c) The Borrower shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 6.1(a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank; or

         (d) The Borrower shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement or guaranty under which such obligation is created including without limitation, Borrower's Guaranty and Indemnification Agreement with John R. Laughlin ("Laughlin") dated March 17, 1994 in connection with the $900,000 promissory note of T/SF Investment Co. to Laughlin of even date therewith (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity; or

         (e) Any of the following: (i) the Borrower shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or
     (ii) an order for relief under the United States Bankruptcy Code, as amended, shall be entered against the Borrower; or (iii) the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of the Borrower or of any substantial part of the assets of the Borrower, or shall commence any proceedings relating to the Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against the Borrower and the Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against the Borrower decreeing a split-up of the Borrower which requires the divestiture of a substantial part of the assets of the Borrower, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) the Borrower shall fail to make timely payment or deposit of any amount of tax required to be withheld by the Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of the Borrower; or

         (f) Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against the Borrower, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

         (g) Any Event of Default shall occur and be continuing under or pursuant to any of the credit facilities extended by the Bank to subsidiaries of the Borrower or T/SF Investment Co. (including TISI or Tribune), as such credit facilities are more particularly described on
     Schedule 4 annexed hereto and concerning the exercise of such foregoing cross-default provisions, the Bank shall provide Borrower with five (5) days prior written notice thereof insofar as the Bank's intention to exercise such provisions; or

         (h) Any default or event of default occurs under any of the other Loan Documents and such default or event of default shall not have been cured or remedied within thirty (30) days following receipt of notice thereof from the Bank, expressly excepting default in any payment obligation, including without limitation, the payment provisions of Section 6.1(a) hereof.

     6.2 Remedies.  Upon the occurrence of any Event of Default referred to in
         --------
Section 6.1(e) the Commitment shall immediately terminate and the Note and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Bank under this Agreement or the Loan Documents or under applicable Law of under any other instrument or document delivered in connection herewith, the Bank may (i) declare the Commitment terminated or (ii) declare the Commitment terminated and declare the Note and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Note and the other Indebtedness, or such portion as is designated by the Bank shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Bank in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Bank of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Bank. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Bank shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Bank against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrower in the Bank's possession at or subsequent to such default, regardless of the capacity in which the Bank possesses such property, including but not limited to any balance or share of any deposit, collection or agency account. After Default all proceeds received by the Bank may be applied to the Indebtedness in such order of application and such proportions as the Bank, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Bank may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Bank at the expense of the Borrower. The Bank also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the other Loan Documents.

                                  ARTICLE VII
                                  -----------

                                 MISCELLANEOUS
                                 -------------

     7.1 Notices.  Unless otherwise provided herein, all notices, requests,
         -------
consents and demands shall be in writing and shall be mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

         If to the Borrower, to:

               T/SF Communications Corporation
               2407 E. Skelly Drive
               Tulsa, Oklahoma  74105
               Attention:  Chief Financial Officer

         If to the Bank, to:

               BancFirst
               P.O. Box 680
               7625 E. 51st Street
               Tulsa, Oklahoma 74101
               Attn:  Roy C. Ferguson, III

All notices, requests, consents and demands hereunder will be effective when mailed by certified mail, postage prepaid, addressed as aforesaid.

     7.2 Place of Payment.  All sums payable hereunder shall be paid in
         ----------------
immediately available funds to the Bank, at its principal banking offices in Tulsa, Oklahoma, or at such other place as the Bank shall notify the Borrower in writing. If any interest, principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     7.3 Survival of Agreements.  All covenants, agreements, representations and
         ----------------------
warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

     7.4 Parties in Interest.  All covenants, agreements and obligations
         -------------------
contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Bank.

     7.5 Governing Law and Jurisdiction.  This Agreement and the Notes shall be
         ------------------------------
deemed to have been made or incurred under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of Oklahoma.

     7.6 SUBMISSION TO JURISDICTION.  THE BORROWER HEREBY CONSENTS TO THE
         --------------------------
JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY
                  ----- --- ----------
SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 7.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED OR DELIVERED BY MESSENGER.

     7.7 No Waiver; Cumulative Remedies.  No failure to exercise, and no delay
         ------------------------------
in exercising, on the part of the Bank, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Bank. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     7.8 Costs.  The Borrower agrees to pay to the Bank on demand all costs,
         -----
fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the preparation, execution, delivery, filing and recording of this Agreement and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any sums are advanced to the Borrower by the Bank.

     7.9 Participation.  The Borrower recognizes and acknowledges that the Bank
         -------------
reserves the right to sell participating interests in the Note to one or more financial institutions (the "Participants"). Upon receipt of notice of the identity and address of such Participant(s), the Borrower shall thereafter supply such Participant(s) with the same information and reports communicated to the Bank, whether written or oral. The Borrower hereby acknowledge that each Participant shall be deemed a holder of the Note to the extent of its participation, and the Borrower hereby waives its right, if any, to offset amounts owing to the Borrower from the Bank against any Participant's portion of the Note.

     7.10  WAIVER OF JURY.  BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY
           --------------
RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT.

BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     7.11  Full Agreement.  This Agreement and the other Loan Documents contain
           --------------
the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     7.12  Headings.  The article and section headings of this Agreement are for
           --------
convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     7.13  Severability.  The unenforceability or invalidity as determined by a
           ------------
Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     7.14  Exceptions to Covenants.  The Borrower shall not be deemed to be
           -----------------------
permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     7.15  Prior Agreement.  This Agreement restates, continues and extends the
           ---------------
terms and provisions of the Prior Agreement except only as expressly modified or amended hereby.

     7.16  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              "Borrower"

                              T/SF COMMUNICATIONS CORPORATION


                              By:  /s/ Howard G. Barnett, Jr.
                                 --------------------------------------------
                                        Howard G. Barnett, Jr., President

                                       "Bank"

                              BANCFIRST


                              By:  /s/ Roy C.Ferguson, III
                                 --------------------------------------------
                                     Roy C. Ferguson, III, Regional Executive

                                   SCHEDULE 1


                        T/SF COMMUNICATIONS CORPORATION
                                 INDEBTEDNESS
                                 JUNE 30, 1995

TISI Notes                                              $3,336,923

Stock Purchase Note - GDF                                  365,297

Stock Purchase Note - Tribune/Swab-Fox PSP                 218,813

Promissory Note - John Laughlin                            525,000

Capital Lease - Galaxy                                      29,195

Tulsa Tribune Foundation Debenture                         831,000

Tinney Investment Debenture                                600,000
                                                         ---------

                                                        $5,906,228
                                                        ==========

Charles Dees           $ 2,880,542(1)
J.T. Potts                  76,754
Tayloe Paper                96,504
Robert E. Craine            46,773
D-A-C Investments          117,993
C.W. Simcoe                102,938
Doris Lockwood              15,419
                       -----------

                       $ 3,336,923*
                       ===========

(1) Secured by security interest in the 46,203 shares of TISI common stock acquired from Charles Dees.

                                 SCHEDULE 2


     Pledge of 46,203 shares of common stock of TISI to Charles Dees to secure $3,404,276 debt (part of TISI stock purchase notes described on Schedule 1)

                                 SCHEDULE 3

                        T/SF COMMUNICATIONS CORPORATION
                        -------------------------------

                                  SUBSIDIARIES


Atwood Convention                     100% (1)       Missouri - convention
 Publishing, Inc.                                        publications
BMT Communications, Inc.              100% (1)       Oklahoma - trade
 (formerly BMT                                           publications
   Publications, Inc.)
Convention News Source,               100% (2)       Missouri - inactive
 Inc.
DacNet, Inc.                          100% (3)       Oklahoma - inactive
Expo Magazine, Inc.                   100% (4)       Kansas - trade publications
Galaxy Design & Printing,             100% (5)*      Maryland - commercial
 Inc.                                                    printing
Galaxy Registration, Inc.             100% (1)*      Maryland - convention
                                                         registration
M-R Creative, Inc.                    100% (6)**     New York - advertising
                                                         design
T/SF New York, Inc.,                  100% (1)**     New York -
 (formerly                                               shopper-newspaper
   Marks-Roiland                                         publications
    Communications, Inc.)
National Employment                   100% (3)       Oklahoma - employment
 Screening Services, Inc.                                screening
New York Community                    100% (4)       New York - inactive
 Newspapers, Inc.                                        publications
Shopper's Guide, Inc.                 100% (4)***    New Jersey -
                                                         shopper-newspaper
                                                         publications
South Jersey Shopper, Inc.            100% (7)       New Jersey - inactive
Transportation                        100% (3)       Oklahoma - information
 Communications Services,                                service
 Inc.
   (formerly TSF
    Information Services
    Corp.)
T/SF Investment Co.                   100% (4)       Delaware - investment
                                                         holding company
Transportation Information            100% (1)       Oklahoma-motor vehicle
 Services, Inc                                           reports and truck
                                                         driver employment
                                                         information
Tulsa Tribune Company                 100% (1)       Delaware - newspaper
--------------------------                               publication
                                                         until October 1, 1992

(1)  Owned by T/SF Investment Co.
(2)  Owned by Atwood Convention Publishing, Inc.
(3)  Owned by Transportation Information Services, Inc.
(4)  Owned by T/SF Communications Corporation
(5)  Owned by Galaxy Registration, Inc.
(6)  Owned by Marks-Roiland Communications, Inc.
(7)  Owned by Shopper's Guide, Inc.
*    Acquired effective March 1, 1994.
**   Sold assets effective November 1, 1993.
***  Sold assets effective April 30, 1994.

                                 SCHEDULE 4

                      (OTHER BANCFIRST CREDIT FACILITIES)


1. That certain Revolving Credit Loan Agreement between Tulsa Tribune Company, as borrower, and BancFirst, as lender, dated as of May 25, 1995, for the aggregate amount of $2,000,000.

2. That certain Revolving Credit Loan Agreement between Transportation Information Services, Inc., as borrower, and BancFirst, as lender, dated as of July 14, 1993, as amended February 1, 1994, June 30, 1994 and June 30, 1995, respectively, and providing for a $1,750,000 revolving line of credit facility.